                                                                   EXHIBIT 10.13

                                BIOGEN IDEC INC.

                  VOLUNTARY EXECUTIVE SUPPLEMENTAL SAVINGS PLAN
              (As Amended and Restated; Effective January 1, 2004)

                                TABLE OF CONTENTS


                                                                                                             Page
ARTICLE 1         INTRODUCTION.............................................................................    1
      1.1         Purpose and Effective Date...............................................................    1

ARTICLE 2         DEFINITIONS..............................................................................    1
      2.1         401(k) restoration.......................................................................    1
      2.2         Base salary..............................................................................    1
      2.3         Biogen Idec..............................................................................    1
      2.4         Biogen SERP..............................................................................    1
      2.5         Board....................................................................................    1
      2.6         Bonus....................................................................................    1
      2.7         Change in Control........................................................................    1
      2.8         Code.....................................................................................    1
      2.9         Committee................................................................................    1
      2.10        Compensation Committee...................................................................    1
      2.11        Disability...............................................................................    2
      2.12        Employee.................................................................................    2
      2.13        Employer.................................................................................    2
      2.14        ERISA....................................................................................    2
      2.15        Participant..............................................................................    2
      2.16        Plan.....................................................................................    2
      2.17        Plan year................................................................................    2
      2.18        Prior plan...............................................................................    2
      2.19        Savings Plan.............................................................................    2
      2.20        Service..................................................................................    2
      2.21        Transition Contribution..................................................................    2
      2.22        Voluntary Deferred Compensation..........................................................    2
      2.23        Years of service.........................................................................    2

ARTICLE 3         PARTICIPATION............................................................................    2
      3.1         Eligibility and Participation............................................................    2
      3.2         End of Participation.....................................................................    3

ARTICLE 4         SAVINGS DEPOSITS AND DEFERRALS BY PARTICIPANTS; EMPLOYER CREDITS.........................    3
      4.1         401(k) Restoration.......................................................................    3
      4.2         Voluntary Deferrals......................................................................    4
      4.3         Transition Contribution..................................................................    4
      4.4         Sign-Up Procedure for 401(k) Restoration and Voluntary Deferral Compensation.............    4

ARTICLE 5         PARTICIPANTS' ACCOUNTS...................................................................    5
      5.1         Participant Accounts.....................................................................    5
      5.2         Participant's Account Value..............................................................    6
      5.3         Vesting..................................................................................    7

ARTICLE 6         DISTRIBUTIONS TO PARTICIPANT.............................................................    8
      6.1         Distributions for Financial Hardship.....................................................    8
      6.2         In-Service Distribution(s) at a Time Specified by Participant............................    8
      6.3         Distribution upon Death of a Participant.................................................    9
      6.4         Distribution upon Participant's Termination of Employment................................    9
      6.5         Installment Distributions in Certain Cases...............................................    9

ARTICLE 7         MISCELLANEOUS............................................................................   10
      7.1         Amendment or Termination of Plan.........................................................   10
      7.2         Benefits Not Currently Funded............................................................   10

      7.3         No Assignment............................................................................   11
      7.4         Responsibilities and Authority of Committee..............................................   11
      7.5         Limitation on Rights Created by Plan.....................................................   11
      7.6         Tax Withholding..........................................................................   12
      7.7         Text Controls............................................................................   12
      7.8         Applicable State Law.....................................................................   12

                                    ARTICLE 1
                                  INTRODUCTION

1.1 PURPOSE AND EFFECTIVE DATE. The purpose of this plan is to provide certain key executives and managers of Biogen Idec (or its subsidiaries) with additional tax-deferred savings opportunities supplementing those available under the Savings Plan. This plan allows participants whose compensation exceeds the amount of compensation that may be taken into account by the Savings Plan for any plan year (the Code Section 401(a)(17) limits) to make savings deposits hereunder from such excess compensation with matching Biogen Idec contributions on the same basis as is provided in the Savings Plan, and allows participants to make additional, unmatched savings deposits from base salary or bonus if elected by a participant.

         This plan also contains account balances previously maintained under the amended and restated IDEC Pharmaceuticals Corporation Deferred Compensation Plan, the Biogen, Inc. Voluntary Executive Supplemental Savings Plan, and the Biogen, Inc. Supplemental Executive Retirement Plan.

         The plan is effective January 1, 2004.

                                    ARTICLE 2
                                   DEFINITIONS

         This section contains definitions of terms used in the plan. Where the context so requires, the masculine includes the feminine, the singular includes the plural, and the plural includes the singular.

2.1 401(k) RESTORATION means that component of the plan which permits a participant to make savings deposits from applicable compensation in excess of the limit imposed by Section 401(a)(17) of the Code.

2.2 BASE SALARY means the base salary established for any participant by his employer as in effect from time to time; the entire amount of a participant's base salary will be taken into account in accordance with the terms of this plan without regard to any dollar limitation on applicable compensation that may be imposed under the Savings Plan; base salary includes all components of a participant's applicable compensation other than bonus.

2.3 BIOGEN IDEC means Biogen Idec Inc., a Delaware corporation, or any successor to it or to all or the major portion of its assets or business which assumes the obligations of Biogen Idec Inc. under this plan.

2.4 BIOGEN SERP means the Biogen, Inc. Supplemental Executive Retirement Plan, as in effect immediately prior to January 1, 2004 (or other date of transfer referred to in Section 3.1(d)).

2.5      BOARD means the Board of Directors of Biogen Idec.

2.6 BONUS means the amount of compensation paid to a participant in addition to his base salary and designated as such participant's bonus by his employer; the entire amount of any such bonus will be taken into account in accordance with the terms of this plan without regard to any dollar limitation on applicable compensation that may be imposed under the Savings Plan.

2.7 CHANGE IN CONTROL means a "Corporate Change in Control" as defined in the IDEC Pharmaceuticals Corporation 2003 Omnibus Equity Plan, as in effect from time to time (or the corresponding provisions of any successor instrument).

2.8 CODE means the Internal Revenue Code of 1986, as amended, or any successor statute enacted in its place.

2.9 COMMITTEE means the committee designated by the Board to administer this Plan.

2.10     COMPENSATION COMMITTEE means the Compensation Committee of the Board.

2.11 DISABILITY means "disability" as defined under the long-term disability program of Biogen Idec or another employer covering a participant, or, if no such program is in effect with respect to such participant, then "disability" means "total and permanent disability" as defined in Section 22(e)(3) of the Code.

2.12 EMPLOYEE means a person who is classified as a regular, common law employee of Biogen Idec (or other employer) under the regular personnel classifications and practices of his employer. An individual will not be considered an employee for purposes of this plan if the individual is classified as a consultant or contractor under Biogen Idec's (or other employer's) regular personnel classifications and practices or he is a party to an agreement to provide services to Biogen Idec (or other employer) without participating in this plan, notwithstanding that such individual may be treated as a common law employee for payroll tax or other legal purposes.

2.13 EMPLOYER means Biogen Idec and each direct or indirect subsidiary or other affiliate of Biogen Idec that employs persons who are or may be eligible to participate in this plan.

2.14 ERISA means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute enacted in its place.

2.15 PARTICIPANT means an employee of Biogen Idec (or other employer) who is eligible to participate in this plan in accordance with Section 3.1 hereof and who has an account described in Section 5.1 hereunder or for whom an amount has been transferred to this plan from a prior plan.

2.16 PLAN means the Biogen Idec Inc. Voluntary Executive Supplemental Savings Plan, as set forth in this plan instrument, and as it may be amended from time to time.

2.17 PLAN YEAR means the 12-month periods commencing on January 1, 2004 and on each subsequent January 1 while the plan remains in effect.

2.18 PRIOR PLAN means the amended and restated IDEC Pharmaceuticals Corporation Deferred Compensation Plan and the Biogen, Inc. Voluntary Executive Supplemental Savings Plan, each as in effect immediately prior to January 1, 2004 (or other date of transfer referred to in Section 3.1(d)).

2.19 SAVINGS PLAN means the Biogen Idec 401(k) Savings Plan, as amended from time to time. Any term defined in the Savings Plan will have the same meaning when used in this plan unless otherwise defined herein.

2.20 SERVICE means the sum of a participant's employment (a) with Biogen Idec since November 12, 2003 and (b) with either Biogen, Inc. or IDEC Pharmaceuticals Corporation prior to November 12, 2003 (including in each case service with any subsidiary or other affiliate of such entity).

2.21 TRANSITION CONTRIBUTION means an amount that would be contributed by Biogen Idec to a participant's account under the Savings Plan, as determined under Appendix C of the Savings Plan but (a) without regard to the nondiscrimination limits or the Code Section 415 limits imposed on the Savings Plan and (b) reduced by the amount of the actual contribution on the participant's behalf to the Savings Plan in accordance with Appendix C thereof.

2.22 VOLUNTARY DEFERRED COMPENSATION means that component of the plan which permits a participant to defer from 1% to 80% of his base salary and from 1% to 100% of his bonus.

2.23 YEARS OF SERVICE means full years of completed continuous service as a regular employee, determined in accordance with the personnel policies and practices of a participant's employer.

                                    ARTICLE 3
                                  PARTICIPATION

3.1      ELIGIBILITY AND PARTICIPATION.

         (a) 401(k) Restoration. A person (i) who is an employee of Biogen Idec (or another employer), (ii) who is eligible to participate in the Savings Plan, and (iii) whose base salary and bonus for a plan year exceed the limit under Code Section 401(a)(17) applicable to such year will be eligible to be a participant in the 401(k) restoration component of the plan.

         (b) Voluntary Deferred Compensation. An employee (i) who has the job title of Senior Director or Vice President or more senior officer of Biogen Idec (or another employer) or (ii) who is designated as eligible by the Compensation Committee will be eligible to be a participant in the voluntary deferred compensation component of the plan. Participation in this component of the plan is voluntary and no eligible employee will be required to participate.

         (c) Transition Contribution. An employee (i) whose "additional employer contribution" as determined under Appendix C of the Savings Plan is limited because of limits on compensation, limits on contributions or nondiscrimination requirements and (ii) who is designated by the committee will be eligible to be a participant in the transition contribution component of the plan.

         (d) Prior Plan and Biogen SERP. Each employee who is not eligible to be a participant under subsection (a), (b), or (c) above, or who is eligible but declines to participate under subsection (b) above, but who was a prior plan and/or Biogen SERP participant and whose prior plan and/or Biogen SERP account balance was transferred to this plan effective as of January 1, 2004 (or such later date as the committee specifies) will be a participant solely with respect to such transferred prior plan and/or Biogen SERP account balance. This will not include a person who is a vested participant under the Biogen SERP but not an employee (i.e., a person who terminated employment from Biogen, Inc. or from Biogen Idec on or before the date of transfer referred to in the preceding sentence); such a person's benefits under the Biogen SERP are governed by the provisions of Section 5.1(g).

         An eligible employee under subsection (a), (b) or (c) above will become a participant hereunder when he makes a savings deposit or a voluntary deferral under this plan or when Biogen Idec makes a contribution on his behalf.

3.2 END OF PARTICIPATION. A participant's participation in this plan will end upon the termination of his service as an employee of Biogen Idec (or other employer) because of death or any other reason.

         In addition, in the case of a participant who was designated as eligible by the Compensation Committee, his participation will end upon the Compensation Committee's specifying that he is no longer eligible to participate. In such event, his participation will end effective as of the later of the date of the Compensation Committee's action or the date specified by the Compensation Committee; provided that no such action will retroactively deprive a participant of any amount credited to his account or any benefit he was entitled to under this plan calculated as of the effective date of his termination of participation.

         Upon the termination of a participant's participation in this plan in accordance with this section, the participant may make no further savings deposits or voluntary deferrals hereunder and there will be no additional employer matching credits to such participant's account. However, the participant will be entitled to receive any vested amounts in his accounts in accordance with this plan.

                                    ARTICLE 4
        SAVINGS DEPOSITS AND DEFERRALS BY PARTICIPANTS; EMPLOYER CREDITS

4.1      401(k) RESTORATION.

         (a) Savings Deposits. Each eligible employee (under Section 3.1(a)) who has elected to participate in the Savings Plan will have savings deposits to this plan taken from his base salary and from his bonus in the same percentages applicable to such amounts as in effect under the Savings Plan as of January 1 of a year, provided that savings deposits to this plan will be taken only from the portion of his applicable compensation that exceeds the limit under Code Section 401(a)(17) for such year (his "excess applicable compensation"). The percentages so determined shall remain in effect under this plan for the balance of the plan year, subject to the fourth paragraph of
Section 4.4(a).

         All amounts by which a participant reduces his bonus or the remainder of his applicable compensation under the preceding paragraph are referred to herein as the participant's savings deposits. The amount by which a participant's savings deposits for a plan year hereunder do not exceed 3% of his excess applicable compensation are referred to herein as his matchable savings deposits.

         (b)      Employer Matching Credits.

                  (i) Amount of Matching Employer Credits. For each calendar quarter (or a shorter period of time specified by the committee) during a plan year, each employer will credit a matching contribution amount to the account of each participant employed by such employer who makes matchable savings deposits under subsection (a) above during such calendar quarter (or such shorter period of time). The employer's matching contribution credits will be equal to 200% of the participant's matchable savings deposits during the calendar quarter (or such shorter period of time).

                  (ii) Time for Making Employer Matching Credits. The employer's matching amounts under subsection (i) will be credited to participants' accounts as soon as practicable after each calendar quarter (or such shorter period of time specified by the committee).

4.2 VOLUNTARY DEFERRALS. Each eligible employee (under Section 3.1(b)) may make voluntary deferrals under the plan from his base salary in any whole percentage of his base salary from a minimum of 1% to a maximum of 80% by agreeing to reduce his base salary by such amount. In addition, each eligible employee may make voluntary deferrals under the plan from his bonus in any whole percentage of his bonus from a minimum of 1% to a maximum of 100% by agreeing to reduce his bonus by such amount.

4.3 TRANSITION CONTRIBUTION. Each participant (under Section 3.1(c)) who is eligible to receive an additional employer contribution as described in Appendix C of the Savings Plan will be eligible to receive a transition contribution under this plan if his contribution under Appendix C was limited by nondiscrimination requirements or by limits imposed by Code Section 401(a)(17) or 415. The amount of such contribution will be the amount the participant would have received under the terms and conditions of Appendix C of the Savings Plan if such nondiscrimination requirements and such Code Section 401(a)(17) or 415 limits did not apply, reduced by any amount contributed to the Savings Plan on his behalf under Appendix C of the Savings Plan. Any such transition contribution hereunder will be made at the same time as the additional employer contribution under the Savings Plan.

4.4      SIGN-UP PROCEDURE FOR 401(k) RESTORATION AND VOLUNTARY DEFERRAL
         COMPENSATION.

         (a) Sign-Up Procedure. An eligible employee who wishes to reduce his base salary and/or bonus with respect to a particular plan year in order to make voluntary deferrals under Section 4.2 must complete an enrollment form specifying the amount of his voluntary deferrals (with separate percentages for his base salary and bonus if desired), agreeing to reduce his base salary and/or bonus by the amount(s) desired, and providing such other information as the committee may require.

         A participant's initial enrollment form (or another form specified by the committee) will also specify the time for payment (or the commencement of installment payments) under Section 6.4 and the form of payment (lump sum or installments in accordance with Section 6.5(a) below) of his accounts hereunder. The time specified for payment may be anytime the participant indicates, but not later than the participant's termination of employment. In addition, a participant's initial enrollment form may (but is not required to) specify one or more in-service distributions to the participant in accordance with Section
6.2 if desired by the participant.

         A participant's enrollment form electing savings deposits or voluntary deferrals for any plan year must be filed with the committee by such deadline as the committee specifies, but in any event before the start of such plan year. A participant may change the amount of his voluntary deferrals (but not the time for payment or the form of payment of his accounts except as provided below) with respect to any subsequent plan year by filing a new enrollment form before the start of such subsequent plan year, and the change will become effective as of the first day of such subsequent plan year. Once a participant has elected to defer base salary and/or bonus, his enrollment form will remain in effect for future plan years unless the participant changes or terminates his prior elections by filing a new enrollment form in accordance with the preceding sentence.

         After a plan year has begun, a participant may not change the amount of savings deposits established for such plan year or the amount of voluntary deferrals (if any) he had elected for such plan year. However, if a participant has an unforeseeable financial hardship (as defined in Section 6.1) or other significant financial difficulty during a year, with the consent of the committee the participant may reduce or cancel his savings deposits and/or voluntary deferrals election for the balance of that year.

         (b) Change of Election. Notwithstanding the second paragraph of subsection (a) above, at anytime prior to the date for payment originally elected by the participant, if the participant is still an employee of Biogen Idec (or another employer or other subsidiary or affiliate) at such time, the participant may elect to defer the time when his account(s) would otherwise be payable (or installment payments would otherwise begin) to a subsequent date specified by him (not later than the latest time permitted under subsection (a)) or may elect installments (or a greater number of installments, subject to the limitations of the plan). If such election becomes effective as provided below, then the participant's account(s) will be payable at the time specified in his subsequent election. The participant's election under this subsection (b) will become effective if any of the following criteria is satisfied: (i) the participant remains an employee of Biogen Idec (or another employer or other subsidiary or affiliate) for at least one year after making such election, (ii) the participant's service as an employee of Biogen Idec (or another employer or other subsidiary or affiliate) ends due to disability, or (iii) the participant's employment as an employee of Biogen Idec (or another employer or other subsidiary or affiliate) is involuntarily terminated without cause.

         A participant may make only one election under this subsection (b) to further defer payment.

                                    ARTICLE 5
                             PARTICIPANTS' ACCOUNTS

5.1      PARTICIPANT ACCOUNTS.

         (a) 401(k) Restoration Accounts. Savings deposits by a participant under Section 4.1(a) will be credited to an account in the name of such participant. Such account will be called his 401(k) restoration account.

         (b) Employer Matching Credits Accounts. Employer credits on a participant's behalf under Section 4.1(b) will be credited to an account in the name of such participant. Such account will be called his employer matching credits account.

         (c) Voluntary Deferred Compensation Accounts. Voluntary deferrals by a participant under Section 4.2 will be credited to an account in the name of such participant. Such account will be called his voluntary deferred compensation account.

         (d) Transition Contribution Accounts. Transition contributions made on a participant's behalf under Section 4.3 will be credited to an account in the name of such participant. Such account will be called his transition contribution account.

         (e) Prior Plan Account. Account balances as of December 31, 2003 (or such later date as the committee specifies) for a participant in a prior plan will be transferred to this plan from such prior plan and the transferred amount will be credited to an account in the name of such participant. Such account will be called his prior plan account.

         (f) Biogen SERP Account. Amounts transferred to this plan from the Biogen SERP on behalf of a participant will be credited to an account in the name of such participant. Such account will be called his Biogen SERP account. The amount so transferred on behalf of a participant in the excess benefit formulas in Section 4.2 of the SERP will be the amount credited to such participant's SERP cash balance account as of December 31, 2003 (or such later date as the committee specifies) (calculated in accordance with the terms of the SERP in effect on such date) of the accrued supplemental pension as of such date.

         (g) Certain Special Provisions. Participants' prior plan accounts and Biogen SERP accounts will be governed by the applicable provisions of this plan as in affect from time to time.

         For persons who were participants in the Biogen SERP before the transfer date referred to in subsection (f) above and are entitled to a vested benefit under subsection (f) above, but who are not active participants under this plan and therefore do not have a Biogen SERP account hereunder, the Biogen SERP benefit (including the amount, time and form of payment) will be determined under the terms of the Biogen SERP. The applicable terms will be those in effect as of December 31, 2003 (plus subsequent amendments, if any). For this purpose, the Biogen SERP, as in effect on December 31, 2003 (or other date of transfer so referred to) and as subsequently amended, is deemed to be an appendix to this plan and is incorporated as such by this reference.

5.2      PARTICIPANT'S ACCOUNT VALUE.

         (a) Investments. A participant's accounts will be credited with deemed investment results as if the amounts were invested in one or more designated investment funds and all dividends and distributions on shares or other interests of a particular investment fund were reinvested in such fund. The investment funds available for this purpose will be those from time to time available as investment options for participants' accounts under the Savings Plan, plus the investment funds specified in subsections (b) and (c) below. Investment funds hereunder are for the sole purpose of providing the basis for crediting deemed investment results to participants' accounts, and do not represent any actual funds or assets held hereunder for the benefit of participants.

         Each participant will indicate with his initial enrollment form (or another form specified by the committee) the investment fund or funds (and the proportion in each fund when the participant designates more than one) he wishes to designate for this purpose. Thereafter, a participant may change his designation either with respect to the deemed investment of future contributions or the deemed transfer of amounts from a previously designated investment fund to another fund. The committee shall establish the frequency with which such a change may be made, the method of making such a change, and the effective date of such a change, and shall prescribe such other rules and procedures as it deems appropriate. Such designation will remain in effect until subsequently changed by the participant in accordance with this paragraph.

         Notwithstanding the preceding paragraph, the committee may establish one or more default investment funds that will be used to determine deemed investment results in the case of any participant or group of participants who have not made a designation under the preceding paragraph. Such default investment fund(s) will be used to determine deemed investment results applicable to the account of such participant or participants until any such participant makes a designation of investment fund(s) in accordance with the plan.

         Deemed investment results under this subsection will be credited to a participant's accounts effective as of the last day in each calendar quarter (or such shorter time specified by the committee).

         The value of a participant's accounts at any point in time will be his savings deposits, voluntary deferrals, employer matching credits, transition contributions on his behalf, and prior plan and/or Biogen SERP transfer amounts, increased or decreased by deemed investment results as provided in this subsection (a) through the most recent calendar quarter (or such shorter time specified by the committee), and reduced by any distributions from the participant's accounts.

         (b) Fixed Income Option. In addition to the investment funds offered under the Savings Plan as described in (a) above, a participant may elect to have his accounts credited with the deemed investment results as if such amounts were invested in a fixed income option earning a rate of return specified by the committee. The rate of return under the fixed income option will be 8% for the 2004 plan year. The rate of return of future plan years will be determined each year by the committee.

         (c) Exception for Certain Prior Plan Accounts. Former participants in the IDEC Pharmaceuticals Corporation Deferred Compensation Plan whose accounts were credited with interest under the fixed income option available under that plan immediately prior to the date such account was transferred to this plan may continue to have such transferred amount credited with interest under that fixed income option. Any additional contributions made under this plan will be credited with deemed investment results as described in subsection (a) or (b) above. Amounts being credited with interest under this subsection (c) may be transferred to an option described in subsection (a) or (b) above, but no amounts credited to a participant's accounts may be transferred into the fixed income option under this subsection (c) (even if such amounts had previously been invested in such investment fund and then transferred to another investment fund).

         (d) Bookkeeping Accounts. Participants' accounts and subaccounts will be maintained on the books of the participant's employer for bookkeeping purposes only; such accounts will not represent any interest in any trust or in any segregated asset.

         In order to facilitate the administration of the plan, the committee may arrange for a participant's account to be divided for record keeping purposes into two or more subaccounts, in accordance with procedures established by the committee.

5.3      VESTING.

         (a) 401(k) Restoration Account. A participant will have a fully vested interest in his 401(k) restoration account at all times.

         (b) Employer Matching Credits Account. A participant who is an active employee will have a fully vested interest in his employer matching credits account at all times on and after his 55th birthday. Before that date, such a participant will have a vested interest in that percentage of his employer matching credits account specified in the following table based upon his number of years of service under the plan:

Years of Service           Vested Percentage
----------------           -----------------
Less than 1                        0%
1                                 25%
2                                 50%
3                                 75%
4 or more                        100%

         (c) Voluntary Deferred Compensation Account. A participant will have a fully vested interest in his voluntary deferred compensation account at all times.

         (d) Transition Contribution Account. A participant who is an active employee will have a fully vested interest in his transition contribution account at all times on and after his 65th birthday. Before that date, such a participant will have a vested interest in that percentage of his transition contribution account specified in the following table based upon his number of years of service under the plan:

Years of Service    Vested Percentage
----------------    -----------------
Less than 2                0%
2                         20%
3                         50%
4                         60%
5                         70%
6                         80%
7 or more                100%

         (e) Prior Plan Account. A participant will have a fully vested interest in his prior plan account at all times.

         (f) Biogen SERP Account. A participant who is an active employee will have a fully vested interest in his Biogen SERP account at all times on and after his 65th birthday. Before that date, such a participant will have a vested interest in that percentage of his Biogen SERP account specified in the following table based upon his number of years of service under the plan:

Years of Service    Vested Percentage
----------------    -----------------
Less than 2                0%
2                         20%
3                         50%
4                         60%
5                         70%
6                         80%
7 or more                100%

         (g) Full Vesting upon Death, Disability or Change in Control. Notwithstanding subsections (b), (d) and (f) above:

                  (i) If a participant's employment by his employer (or another Biogen Idec subsidiary or affiliate) is terminated because of the participant's death or disability, all his accounts hereunder will be fully vested regardless of his number of years of service.

                  (ii) In the event of a change in control of Biogen Idec, all accounts of all participants will be fully vested regardless of a participant's number of years of service.

         (h) Meaning of "Fully Vested." Reference to any account of a participant as "fully vested" means that such account is not subject to forfeiture; however, all participant accounts, including fully vested accounts, are subject to fluctuation as a result of the crediting of deemed investment results (including losses) to such accounts as provided in the plan.

                                    ARTICLE 6
                          DISTRIBUTIONS TO PARTICIPANT

6.1 DISTRIBUTIONS FOR FINANCIAL HARDSHIP. If a participant has a serious financial hardship, he may apply to the committee for a distribution from the plan prior to his termination of employment with his employer or other designated time for payment. If such application for a hardship distribution is approved by the committee, the distribution will be made as soon as practicable after the later of the date specified in the participant's application or the date of approval by the committee. The amount of the distribution will be the amount needed to alleviate the participant's financial hardship, as determined by the committee, up to a maximum of the participant's vested account balances. Such a distribution will be made from the participant's accounts in a single lump-sum payment. If such a participant's account has two or more subaccounts, the committee will determine which subaccounts will be debited to reflect the financial hardship distribution.

         Financial hardship will be limited to the following: bankruptcy or impending bankruptcy, unexpected and unreimbursed major expenses resulting from illness to person or accident to person or property, and to other types of unforeseeable and unreimbursed expenses of a major nature that normally would not be budgetable. Financial hardship shall not include foreseeable expenses such as down payments on a home, purchase of an auto, or college or other educational expenses.

6.2 IN-SERVICE DISTRIBUTION(S) AT A TIME SPECIFIED BY PARTICIPANT. If, in his initial enrollment or other election form, a participant designated payment of his vested account(s) (or a specified portion thereof) at a specified time(s) and he is still an employee of Biogen Idec (or another employer or other subsidiary or affiliate) at such time(s), the participant will receive payment of the amount to be distributed in accordance with such election, payable on or as soon as practicable after the designated date(s). A participant's election for in-service distributions under this Section 6.2 may be for a single payment or up to five annual payments, in each case in an amount or portion specified by the participant in his enrollment or other election form. Each payment will be the amount specified (or the entire vested balance remaining in the participant's accounts, if less).

         Any amount in a participant's accounts hereunder not distributed to the participant under this Section 6.2 will be distributed under Section 6.3 or 6.4, whichever may be applicable, and Section 6.5, if applicable. If a participant is receiving multiple payments under this Section 6.2 and dies or otherwise terminates employment, payments under this subsection will cease and subsequent payments will be governed by Section 6.3 or 6.4, as the case may be.

6.3      DISTRIBUTION UPON DEATH OF A PARTICIPANT.

         (a) In general. If a participant dies while still an employee of Biogen Idec (or another employer or other subsidiary or affiliate) or after termination of such employment, but before the complete distribution of his vested accounts hereunder, his beneficiary will receive the total amount remaining in his vested accounts. Except as otherwise provided in Section 6.5, distribution will be made in a single sum payment on a date determined by the committee, but not later than one year after the committee receives such evidence of the participant's death and of the right of any beneficiary to receive payment as it deems necessary.

         (b) Beneficiary. The beneficiary to receive the payment described in subsection (a) above will be the same person or persons who are to receive benefits payable upon the participant's death under the Savings Plan. If more than one person is a beneficiary, death benefits hereunder will be paid to them in the same proportions as under the Savings Plan. In the event that a participant does not participate in the Savings Plan, the participant may designate one or more beneficiaries to receive a distribution payable under subsection (a) above and may revoke or change such a designation at any time. If the participant names two or more beneficiaries, distribution to them will be in such proportions as the participant designates or, if the participant does not so designate, in equal shares. Any such designation of beneficiary will be in writing on such form as the committee may prescribe or deem acceptable, and will be effective upon filing with the committee.

         Any portion of a distribution payable upon the death of a participant that is not disposed of by a designation of beneficiary under the preceding paragraph, for any reason whatsoever, will be paid to the participant's spouse if living at his death, otherwise equally to the participant's natural and adopted children (and the issue of a deceased child by right of representation), otherwise to the participant's estate.

6.4      DISTRIBUTION UPON PARTICIPANT'S TERMINATION OF EMPLOYMENT.
Following a participant's termination of employment for any reason other than death, except as otherwise provided in Section 6.5, the participant will receive a single sum payment equal to his vested account balance, payable on a date determined by the committee but not later than one year after the committee's receipt of satisfactory evidence of the participant's termination of employment. If a participant terminates employment because of a disability, payment of his account balance may be accelerated with the consent of the committee.

6.5      INSTALLMENT DISTRIBUTIONS IN CERTAIN CASES.

         (a) Participant. Notwithstanding the provisions of Section 6.4, a participant may, at the time of filing his initial enrollment form under Section
4.4 (or, if applicable, in a subsequent election), designate that the amount payable to him hereunder will be paid in a number (minimum of two and maximum of fifteen) of annual installment payments, as specified by the participant.

         (b) Beneficiary. Notwithstanding Section 6.3, a participant may designate that, if the participant dies before receiving the entire amount payable to him hereunder, the beneficiary will receive either:

                  (i)      A number of annual installment payments equal to:

                           (A) the number the participant elected for himself under subsection (a) above (if the participant dies before receiving any installment payments), or

                           (B) the number of remaining installment payments due to the participant under subsection (a) above (if the participant dies after receiving one or more installment payments); or

                  (ii)     A single payment.

         Payment to the beneficiary will be made or begin as provided in Section 6.3(a).

         If the participant fails to designate the form of payment to the beneficiary, the default form will be installments under (i) above. If installment payments are payable to the beneficiary, a participant may subsequently change the form of payment to his beneficiary (but not the form of payment to himself) to a single payment by filing a written instrument so specifying with the committee. Notwithstanding the foregoing, a beneficiary may request a form of payment other than that which the participant designated on his election form, subject to the approval of the committee.

         (c) Installment Payments. Where installment payments are due, the first annual installment payment will be paid out on the date specified in
Section 6.3 or 6.4 (whichever is applicable) and subsequent annual installments will be paid approximately on succeeding anniversaries of the first payment date. The amount of each annual installment payment will be determined by multiplying the then amount of the participant's vested account balances by a fraction whose numerator is one and whose denominator is the number of remaining annual installment payments.

         (d) Death of Beneficiary. If a participant's designated beneficiary is receiving installment payments and dies before receiving payment of all the annual installments, the designated beneficiary's estate will receive a lump-sum payment of the amount remaining to be distributed to such deceased beneficiary. Such payment will be made as soon as practicable after the committee's receipt of satisfactory evidence of the death of the designated beneficiary.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 AMENDMENT OR TERMINATION OF PLAN. Biogen Idec, by action of the Board or of the Compensation Committee (or such other committee thereof or officer or officers of Biogen Idec to whom the Board or Compensation Committee has delegated this authority), at any time and from time to time, may amend or modify any or all of the provisions of this plan or may terminate this plan without the consent of any participant (or beneficiary or other person claiming through a participant). No termination or amendment of the plan may reduce the amounts credited to the accounts of any participant under the plan (including a participant whose employment with the employer was terminated before such termination or amendment) or the vested percentages of such accounts. However, Biogen Idec may change the deemed investment options under Section 5.2, and Biogen Idec may upon termination of this plan pay participants' account balances to the participants regardless of the times elected for payment (or the start of installment payments) elected by the participants and may pay such amounts in single sum payments regardless of whether installment distributions would otherwise be payable under Section 6.5. In addition, Biogen Idec may, from time to time, make any amendment that it deems necessary or desirable to satisfy the applicable requirements of the tax laws and ruling and regulations thereunder in order to preserve, if possible, the tax deferral features of this plan for participants. No diminution or restriction on a participant's opportunity to make elections or withdrawals, or exercise other privileges or rights hereunder, pursuant to the preceding sentence will be deemed to violate the rights of any participant or beneficiary hereunder so long as such change does not effect a forfeiture of any of a participant's account balances hereunder or render an account balance (or portion thereof) which previously was nonforfeitable forfeitable.

         In addition, any amendment provided for under the preceding paragraph may be made by the committee, or by the Chairman, Chief Executive Officer or Executive Vice President - Human Resources of Biogen Idec except for an amendment that would materially increase or reduce the benefits of the plan to participants or materially increase the cost of maintaining the plan to the employers; such committee or officers may not terminate the plan.

7.2      BENEFITS NOT CURRENTLY FUNDED.

         (a) Nothing in this plan will be construed to create a trust or to obligate Biogen Idec to segregate a fund, purchase an insurance contract or other investment, or in any other way currently to fund the future payment of any benefits hereunder, nor will anything herein be construed to give any participant or any other person rights to any specific assets of Biogen Idec or any other entity. However, in order to make provision for its obligations hereunder, Biogen Idec may in its discretion purchase an insurance contract or other investment; any such contract or investment will be a general asset belonging to Biogen Idec, and no participant or beneficiary will have any rights to any such asset. The rights of a participant or beneficiary hereunder will be solely those of a general, unsecured creditor of his employer.

         (b) Notwithstanding subsection (a) above, Biogen Idec in its sole discretion may establish a grantor trust of which it is treated as the owner under Code Section 671 to provide for the payment of benefits hereunder, subject to such terms and conditions as Biogen Idec may deem necessary or advisable to ensure that benefits are not includable, by reason of the trust, in the taxable income of trust beneficiaries before actual distribution and that the existence of the trust does not cause the plan or any other arrangement to be considered funded for purposes of Title I of ERISA.

7.3      NO ASSIGNMENT.

         (a) No participant or beneficiary will have any power or right to transfer, assign, anticipate or otherwise encumber any benefit or amount payable under this plan, nor shall any such benefit or amount payable be subject to seizure or attachment by any creditor of a participant or a beneficiary, or to any other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of a participant or beneficiary except as otherwise required by law.

         (b) Notwithstanding subsection (a) above, all or a portion of a participant's account balances may be assigned to the participant's spouse, former spouse, or other dependent (for purposes of this section, an "alternate recipient") in connection with a court order or property settlement agreement awarding such portion(s) to the alternate recipient. If any portion of an account so assigned is not fully vested at such time, such portion will vest only in accordance with the applicable provisions of this plan based upon the participant's years of service. Upon receipt of a copy of the relevant provisions of any such order or property settlement agreement, certified to be accurate and in effect by the participant, and an acknowledgment by the alternate recipient that such alternate recipient will be responsible for income taxes on such amounts when distributed or made available to such alternate recipient and that such amounts are subject to income tax withholding as provided in this plan, and such other information (including the alternate recipient's social security number) as the committee may reasonably request, the committee will assign such amount to a separate account hereunder and will distribute such account to the alternate recipient as soon as practicable thereafter (except for any unvested amounts). Notwithstanding the preceding sentence, in the sole discretion of the committee, the amount credited to the alternate recipient's account may be retained in the plan and paid to the alternate recipient as such time or times as the committee determines, but not later than the time or times that amounts hereunder are distributed to the participant. Pending payment of an alternate recipient's account to him or her, such account will be credited with deemed investment results under Section 5.2 based upon the alternate recipient's designation of one or more investment funds.

7.4 RESPONSIBILITIES AND AUTHORITY OF COMMITTEE. The committee will control and manage the operation and administration of the plan except to the extent that such responsibilities are specifically assigned hereunder to Biogen Idec, the Board or the Compensation Committee.

         The committee will have all powers and authority necessary or appropriate to carry out its responsibilities for the operation and administration of the plan. It will have discretionary authority to interpret and apply all plan provisions and may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in such manner as it deems advisable. It will make all final determinations concerning eligibility, benefits and rights hereunder, and all other matters concerning plan administration and interpretation. All determinations and actions of the committee will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the committee may revoke or modify a determination or action previously made in error. It is intended that any action or inaction by the committee will be given the maximum possible deference by any reviewing body (whether a court or other reviewing body), and will be reversed by such reviewing court or other body only if found to be arbitrary and capricious.

         Biogen Idec will be the "plan administrator" and the "named fiduciary" for purposes of ERISA.

7.5 LIMITATION ON RIGHTS CREATED BY PLAN. Nothing appearing in the plan will be construed (a) to give any person any benefit, right or interest except as expressly provided herein, or (b) to create a contract of employment or to give any employee the right to continue as an employee or to affect or modify his terms of employment in any way.

7.6 TAX WITHHOLDING. Any payment hereunder to a participant, beneficiary or alternate recipient will be subject to withholding of income and other taxes to the extent required by law.

7.7 TEXT CONTROLS. Headings and titles are for convenience only, and the text will control in all matters.

7.8 APPLICABLE STATE LAW. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.

                                                       BIOGEN IDEC INC.

                                                     By: /s/ James C. Mullen
                                                        -----------------------
                                                        James C. Mullen
                                                        Chief Executive Officer

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